UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Light & Wonder, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-11693	81-0422894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119

(Address of registrant's principal executive office)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 23, 2023, at 12:01 a.m. Eastern Time on October 23, 2023, Bern Merger Sub, Inc. a Nevada corporation and a wholly owned subsidiary of Light & Wonder, Inc., a Nevada corporation (“Light & Wonder”), merged with and into SciPlay Corporation (the “Merger”), a Nevada corporation (“SciPlay”), with SciPlay continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Light & Wonder.

Following the consummation of the Merger, Light & Wonder has designated (the “Designations”) SciPlay and certain foreign and domestic subsidiaries of SciPlay as “Restricted Subsidiaries” and, on December 22, 2023, SciPlay and SciPlay Games, LLC, a Nevada limited liability company (“SciPlay Games”), have been joined as guarantors (the “Joinders”) under its credit agreement, dated as of April 14, 2022, among Light & Wonder International, Inc., as the borrower, Light & Wonder, as a guarantor, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Swingline Lender, and under each of Light & Wonder’s indentures governing the 7.000% unsecured notes due 2028, the 7.250% unsecured notes due 2029, and the 7.500% unsecured notes due 2031. As a result of such Designations and Joinders, SciPlay and SciPlay Games and their foreign or domestic subsidiaries are obligated to comply with many of the covenants set forth in those agreements, and the assets, liabilities and financial results of those subsidiaries are included in the calculation of the applicable financial metrics required by those agreements.

In connection with the joinders, on December 22, 2023, Light & Wonder International, Inc. entered into supplemental indentures (the “Supplemental Indentures”) to the indentures governing the 7.000% unsecured notes due 2028, the 7.250% unsecured notes due 2029, and the 7.500% unsecured notes due 2031. The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the full text of the Supplemental Indentures filed as Exhibits 4.1, 4.2 and 4.3 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of December 22, 2023, by and among Light & Wonder International, Inc., as issuer, SciPlay Corporation, SciPlay Games, LLC and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of November 26, 2019, as amended and supplemented, relating to the 7.000% Senior Unsecured Notes due 2028

4.2	Supplemental Indenture, dated as of December 22, 2023, by and among Light & Wonder International, Inc., as issuer, SciPlay Corporation, SciPlay Games, LLC and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of November 26, 2019, as amended and supplemented, relating to the 7.250% Senior Unsecured Notes due 2029

4.3	Supplemental Indenture, dated as of December 22, 2023, by and among Light & Wonder International, Inc., as issuer, SciPlay Corporation, SciPlay Games, LLC and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of August 23, 2023, as amended and supplemented, relating to the 7.500% Senior Unsecured Notes due 2031

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

Dated: December 22, 2023	By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary